Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

July 8, 2002


Dear Fellow Stockholder:

You are cordially invited to attend the Patient Infosystems, Inc. Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time, on Wednesday, August 7, 2002 in the ____________ at ______________________________________.

The matters proposed for consideration at the meeting are an amendment to the Company's Certificate of Incorporation, an amendment to the Company's Stock Option Plan the election of three directors, the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors and the transaction of such other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

You will have an opportunity at the meeting to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about the Company and its operations.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card, using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.


Sincerely,



Roger L. Chaufournier
President and Chief Executive Officer

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 7, 2002

The Annual Meeting of Stockholders of Patient Infosystems, Inc. (the "Company") will be held on Wednesday, August 7, 2002 at 10:00 a.m. Eastern Daylight Time in the _____________ at _________________________________________ for the following purposes:

1. To amend the Company's Certificate of Incorporation to increase the number of shares authorized for issuance to 200,000,000 shares of Common Stock;

2. To amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for grant to 6,680,000;

3. To elect three directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, June 21, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

The Company requests that all stockholders, whether or not you expect to attend this meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning the amendment to the Certificate of Incorporation, the amendment to the Company's Stock Option Plan, individuals nominated as directors, the appointment of Deloitte & Touche LLP as auditors and the use of the proxy.

A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement.


By Order of the Board of Directors,



Roger L. Chaufournier
President and Chief Executive Officer


July 8, 2002




                    IMPORTANT - PLEASE MAIL YOUR SIGNED PROXY
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

                                 PROXY STATEMENT

        For the Annual Meeting of Stockholders to be held August 7, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Patient Infosystems, Inc. (the "Company" or "Patient Infosystems"), to be held on Wednesday, August 7, 2002 at 10:00 a.m. Eastern Daylight Time in the _________________ at ________________________________________________________, and at any
postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy are being mailed to stockholders on or about July 8, 2002. The principal executive offices of the Company are located at the address indicated above.

The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the proposals presented in this Proxy Statement. Those recommendations are described later in this Proxy Statement.

The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Assistant Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting or by voting at the Annual Meeting in person.

The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this Proxy Statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

Only stockholders of record at the close of business on Friday, June 21, 2002, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 10,956,024 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding and 100,000 shares of Series C Cumulative Preferred Stock with voting privileges equal to 800,000 shares of Common Stock outstanding. Each common or common equivalent share is entitled to one vote on each matter submitted to a vote at the Annual Meeting. Holders of Common Stock have no cumulative voting rights.

                                VOTING PROCEDURES

The approval of the amendment to the Stock Option Plan, the election of the directors and the ratification of Deloitte & Touche LLP as auditors and all other matters at the meeting will be by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if, at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy at the Annual Meeting. The approval of an amendment to the Company's Certificate of Incorporation will be decided by the affirmative vote of a majority of the shares of Common Stock eligible to be cast with respect thereto. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or Continental Stock Transfer & Trust Company, the Company's stock transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Assistant Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common and Common equivalent Preferred Stock as of June 21, 2002, (i) by each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) the Chief Executive Officer and each named executive officer listed in the Summary Compensation Table below, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group.

                                Shares Percentage
                            Beneficially Beneficially
              Beneficial Owner(1)                     Owned            Owned
              -------------------                     -----            -----
John Pappajohn(2)                                       4,197,495      36.85%
Derace L. Schaffer(3)                                   2,487,307      22.22%
Edgewater Private Equity Fund II, L.P.,
900 North Michigan Ave., 14th Floor
Chicago, IL 60611                                         970,000      8.85%
Roger Louis Chaufournier(4)                               228,000      2.04%
Christine St. Andre(5)                                    140,000      1.26%
Kent A. Tapper(6)                                         108,100        *

All directors and executive officers as a group         8,130,902      67.18%
(5 persons)

Total Shares Outstanding                               10,956,024

         * Less than one percent.

(1) Unless otherwise noted, the address of each of the listed persons is c/o the Company at 46 Prince Street, Rochester, New York 14607.

(2) Includes 360,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 360,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse and 360,000 shares held directly by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes options to purchase 36,000 shares which are either currently exercisable or which become exercisable within 60 days of July 8, 2002, and 400,000 Common Share equivalents for the 50,000 shares of Series C Convertible Preferred Stock beneficially owned as of July 8, 2002.

(3) Includes 288,000 shares held by Dr. Schaffer's minor children. Also includes 36,000 shares which are issuable upon the exercise of options that are either currently exercisable or which become exercisable within 60 days of July 8, 2002, and 200,000 Common Share equivalents for the 25,000 shares of Series C Convertible Preferred Stock beneficially owned as of July 8, 2002.

(4) Includes options to purchase 228,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of July 8, 2002. Does not include 172,000 shares subject to outstanding options that are not exercisable within 60 days of July 8, 2002.

(5) Includes options to purchase 140,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of July 8, 2002. Does not include 160,000 shares subject to outstanding options that are not exercisable within 60 days of July 8, 2002.

(6) Includes options to purchase 108,000 shares which are either currently exercisable or which become exercisable within 60 days of July 8, 2002. Does not include 28,000 shares subject to outstanding options that are not exercisable within 60 days of July 8, 2002.

                                   PROPOSAL 1
              APPROVAL OF AMENDMENT TO THE PATIENT INFOSYSTEMS, INC
                          CERTIFICATE OF INCORPORATION

The Board of Directors recommends that the stockholders adopt an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock, par value $0.01 per share, of the Company from 20,000,000 to 200,000,000 shares. On June 11, 2002, the Board of Directors approved an amendment to the Certificate of Incorporation, subject to approval by the Company's stockholders, which amends Paragraph 4(a) of the Company's Certificate of Incorporation to increase the authorized Common Stock so that, as amended, Paragraph 4(a) shall read as provided in the Stockholders Resolution attached as Exhibit C to this Proxy Statement.

If this proposal is approved by the stockholders, the additional shares of authorized Common Stock will become part of the existing class of Common Stock, and the additional shares, when issued will have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

The Board will have the authority to issue the newly-authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and will be dilutive to existing stockholders, potentially as much as 20 to 1.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

If this proposal is approved by the stockholders, the additional shares of authorized Common Stock will become effective upon the filing of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware which the Company intends to file and record as promptly as practicable after the Annual Meeting. The Board may make any and all changes to the form of amendment that it deems necessary in order to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may also abandon or delay the amendment at any time before or after the Annual Meeting and prior to the effective date of the amendment if for any reason the Board deems it advisable to do so.

John Pappajohn and Derace Schaffer, two directors of the Company, hold debt securities of the Company having a total value of approximately $5,000,000 in principal and interest. They have agreed to convert this debt into 36,289,993 shares of Common Stock. However, the Company does not have sufficient outstanding Common Stock to complete this conversion.

SHAREHOLDERS WHO HOLD IN EXCESS OF 50% OF THE VOTES HAVE INDICATED THEIR INTENT TO VOTE "FOR" THIS PROPOSAL. IF THESE STOCKHOLDERS VOTE "FOR" PROPOSAL 1, IT IS ASSURED OF BEING APPROVED.

Reasons for Proposed Amendment

The proposed increase in authorized Common Stock will enable the Company to:

         1) Improve the Company's financial condition by reducing interest expenses and decrease the current deficit in equity by converting debt securities equaling $5,080,599 as of May 31, 2002 which are comprised of $4,642,500 in borrowings and $438,099 of accrued interest into Common Stock at the fair market value of $0.14 per share, or a total of 36,289,993 unregistered shares of Common Stock.

         2) Issue Common Stock in connection with raising additional equity capital or in connection with acquisitions, mergers and other financing transactions involving the issuance of securities. The Company has been dependent on debt and equity securities to fund operations from its inception. The Company expects to continue to depend on debt or equity securities to maintain working capital. Placement of additional equity securities is the preferred method. Given that the market price of the Company's Common Stock has been below $0.20 for the majority of the last 12 months, it is likely that the Company will need to issue more capital stock in its efforts to fund its operations than it currently has authorized. The terms pursuant to the issuance of these securities, including dividends or interest rates, conversion prices, maturity dates and similar matters will be determined by the Board of Directors.

         3) Issue Common Stock without the expense and delay of a special meeting of stockholders except as otherwise required by applicable law.

         4) Issue Common Stock with respect to the granting of securities under the Company's Stock Option Plan or pursuant to other management compensation arrangements which the Board may adopt.

         5) Issue Common Stock in connection with stock splits or stock dividends.

The Certificate of Incorporation of the Company presently authorizes the issuance of up to 25,000,000 shares of capital stock divided into 20,000,000 shares of Common Stock of the par value $0.01 per share and 5,000,000 shares of Preferred Stock of the par value $0.01 per share. No specific sources of working capital have been identified. No assurance can be given that such sources can be identified, nor when identified, that the Company can agree upon terms favorable to the current stockholders, if at all, nor close any such identified transaction. The Board believes that the adoption of this amendment is advisable because it will provide the Company with greater flexibility in connection with possible future transactions, stock splits or stock dividends, other corporate purposes, and other programs to facilitate expansion and growth of the Company. As of June 10, 2002, there were 10,956,024 shares of Common Stock issued and outstanding and, an additional 2,217,320 shares of Common stock reserved for issuance under the Patient Infosystems, Inc. Stock Option Plan and Convertible Preferred Stock.

Taking into account the foregoing reserved shares of Common Stock, as of June 10, 2002, a total of 13,173,344 shares of Common Stock are issued and outstanding or reserved for grant or exercise.

The Board believes that it is in the best interests of the Company to have authorized and available 200,000,000 shares of Common Stock in order to have sufficient authorized but unissued and unreserved shares to provide the necessary flexibility and alternatives to allow management of the Company to meet the needs described above.

Vote Required

The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date for the Annual Meeting is required to approve this proposal.


                            DESCRIPTION OF SECURITIES


The authorized capital stock of the Company currently consists of 20,000,000 shares of Common Stock, par value of $.01 per share, and 5,000,000 shares of Preferred Stock, par value of $.01 per share. There were 10,956,024 shares of Common Stock and 100,000 of Series C Convertible Preferred Stock outstanding as of June 21, 2002. The Company's Certificate of Incorporation is available for review upon request.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution, or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Series C Convertible Preferred Stock

The holders of Series C Preferred Stock are entitled to eight votes for each share held of record on all matters submitted to a vote of stockholders. Holders of Series C Preferred Stock are entitled to receive cumulative 9% dividends on an annual basis and ratably such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefore. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, prior, and in preference to any distribution of any assets to the holders of Common Stock, the holders of Series C Preferred Stock will be entitled to be paid in full in an amount equal to (i) a per share price for each share of Series C Preferred Stock outstanding plus (ii) an amount equal to a cumulative, unpaid dividend at an 9% rate per annum plus (iii) an amount equal to all declared but unpaid dividends on each such share accrued up to such date of distribution. For purposes of calculating these preference payments, the per share price has been $10.00 for the Series C Preferred Stock. One share of the Series C Preferred Stock may be converted at any time, at the holder's option, into eight shares of Common Stock. Holders of Series C Preferred Stock have no preemptive rights.

If at any time, the Company proposes to offer and sell shares of Preferred Stock having a conversion rate that is less than $1.25 per share of Common Stock, then the conversion rate for the Series C Preferred Stock shall be adjusted such that each share of Series C Preferred Stock will be convertible in to such number of shares that equals $10.00 divided by the conversion rate of the new shares of Preferred Stock offered and sold.

Registration Rights; Stockholders' Agreement

The Company is not presently obligated to any holder of the Company's Common Stock to register such Common Stock. The Company is not a party to any Stockholders' Agreement. The holders of the Series C Convertible Preferred Stock have demand registration rights and can request that the Company effect any registration, qualification, or compliance with respect to the securities held by the holders of Series C Convertible Preferred Stock in connection with an underwritten public offering.

Debt Securities

         Borrowing from Directors

As of May 31, 2002, the Company has borrowed $4,642,500 from Mr Pappajohn and Dr. Schaffer, directors of the Company, in the form of demand notes with an annual interest of 9.5%, secured by the assets of the Company. The Company anticipates that it will need to borrow additional funds before it can secure additional capital through the issuance of additional securities.

         Credit Facility

In December 1999, the Company established a credit facility with Norwest Bank Iowa, National Association, now Wells Fargo Bank, ("Norwest") for $1.5 million (the "Original Line of Credit"). The Original Line of Credit is guaranteed by two of the Company's directors: John Pappajohn and Derace L. Schaffer (the "Original Guarantees"). In March 2000, the Original Line of Credit was increased to a total of $2.5 million (the "Line of Credit") and also guaranteed by Messrs. Pappajohn and Schaffer (the "Additional Guarantees").

Interest under the Line of Credit is the prime rate of interest established by Norwest or, at the Company's election, the LIBOR Rate Option. The principal and any unpaid interest under the line of Credit are due and payable on March 31, 2003. There is a commitment fee of 0.25% per annum on the average daily unused amount of the Line of Credit to be paid quarterly in arrears beginning June 30, 2001. In conjunction with the Line of Credit, the Company granted to Norwest a security interest in all of the Company's assets.

In consideration of the Original Guarantees, the Company granted to each of Messers. Pappajohn and Schaffer warrants to purchase 187,500 shares of the Company's Common Stock at an exercise price of $1.5625 per share, which was the closing price of the Company's Common Stock on December 28, 1999. In consideration of the Additional Guarantees, the Company granted to each of Messers. Pappajohn and Schaffer warrants to purchase 125,000 shares of the Company's Common Stock at an exercise price of $2.375 per share, which was the closing price of the Company's Common Stock on March 21, 2000.

On March 28, 2001, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank Iowa, N.A., which extended the term of the Company's credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn, two directors of the Company, guaranteed this extension. In consideration for their guarantees, the Company re-priced 625,000 warrants previously granted in connection with prior guarantees to $0.05 per share, effective April 1, 2001. The fair value of these re-priced warrants is $35,735. The estimated fair value of the re-priced warrants was determined using the Black Scholes method.

On March 28, 2002, Wells Fargo Bank, N.A. extended the term of the credit facility to March 31, 2003 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension. As of the date of this filing, there has been no compensation for the continued guarantee. It is likely that there will be some form of compensation during 2002 in connection with the extended guarantee.


Financial and Other Information

The Financial Statements required by Rule 3-05 and Article 11 of Regulation S-X and Items 302, 303, 304 and 305 of Regulation S-K are included as part of the Company's Form 10-K Annual Report for the year ended December 31, 2001 filed with the Commission on April 9, 2002 being mailed along with this proxy statement.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for the approval of the amendment to the Certificate of Incorporation.

The Board of Directors recommends a vote "FOR" the adoption of an amendment to the Certificate of Incorporation that will increase the authorized Common Stock to 200,000,000.

                                   PROPOSAL 2
              APPROVAL OF AMENDMENT TO THE PATIENT INFOSYSTEMS, INC
                                STOCK OPTION PLAN

At the Annual Meeting, the holders of the Common Stock will be asked to vote upon a proposal to approve an amendment to the Patient Infosystems, Inc. Stock Option Plan (the "Plan") to increase by 5,000,000 the number of shares of Common Stock of the Company for which options may be granted thereunder from 1,680,000 shares to 6,680,000 shares. The Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.


REASONS FOR THE PROPOSAL

Under the Plan as currently in effect, options for up to 1,680,000 shares of Common Stock may be granted. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's key employees and directors, thereby continuing to align the interests of such employees or directors with those of stockholders, and that awards under the Plan are an effective means of providing such compensation. In order to effectuate the grant of the options by the Board of Directors and to continue to grant stock-based incentive compensation in the future, it is necessary to increase the number of shares of Common Stock available for grant under the Plan.

DESCRIPTION OF THE PLAN AND THE PROPOSED AMENDMENTS

The following is a summary of the Plan and the proposed amendments to it under Proposal 2. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The Plan is designed to furnish additional incentives to both key employees and directors of the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. The Plan presently authorizes the granting of options of up to 1,680,000 shares of Common Stock ("Options"), and if Proposal 2 is approved, up to an additional 5,000,000 shares of Common Stock, subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction. The Board of Directors believes it is beneficial to increase the number of shares subject to the Plan to make additional shares available, subject to the discretion of the Board of Directors, to such key employees and directors.

Administration. The Plan is currently administered by either the full Board of Directors or such committee as may be designated by the Board of Directors (the "Committee"). In administering the Plan, the Committee has the power to interpret its provisions and to prescribe, amend, and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the Plan.

Option Grants. The Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO"). NQO's may be issued generally to any employee or director of the Company or its subsidiaries. ISO's may only be issued generally to employees of the Company and its subsidiaries, and may not be issued to any director. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant (five years in the case of optionees holding more than 10% of the combined voting power of all classes of stock of the Company), on which options will expire. The fair market value of the stock with respect to which ISO's under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by the Company if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

Options may be exercised by the payment of the exercise price in cash or by certified or bank check.

As of July 8, 2001, options to acquire 1,189,040 shares of Common Stock had been granted to employees and directors of the Company. As of July 8, 2002, the Company has awarded or granted options under the Plan to approximately 25 persons. The following persons and groups have received certain of these option grants:

                   PATIENT INFOSYSTEMS, INC. STOCK OPTION PLAN

                                                                 Dollar Value     Number of Units
Name and Position                                                     ($)
Roger L. Chaufournier, Chief Executive Officer                      $ 449,500          400,000
Christine St. Andre, Chief Operating Officer                        $ 103,125          300,000
Kent A. Tapper, Vice President, Financial Planning                   $ 23,750          136,000
Executive Group (3 persons)                                         $ 576,375          836,000
Non-Executive Director Group (4 persons)                             $ 50,000          144,000
Non-Executive Officer Employee Group (20 persons)                   $ 227,729          209,040

Equity Compensation Plan Information

The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of June 21, 2002 including the Employee Stock Option Plan and warrants.

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders               1,189,040                      $0.76                        228,280 (1)(2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders                  40,000                      $0.19                            N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                      1,229,040                      $0.74                        228,280
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) The number of shares available for future issuance would be 5,228,280, giving effect to an affirmative vote on Proposal 2 of this proxy is that.

(2) The remaining securities available for future issue also excludes 262,680 shares issued prior to July 8, 2002 as a result of stock option exercises by members of the plan.


Termination of Employment. Unless otherwise provided by the Committee, the following rules apply to all options granted under the Plan. Options granted under the Plan to an employee or director expire three months after such employee or director ceases to be employed by or ceases to serve as a director of the Company or its subsidiaries. In the event of an employee's death during employment with the Company or a director's death while serving as a director or within such three-month period following the cessation of employment or directorship, the employee's or director's estate may exercise the unexpired option for the number of shares for which it is exercisable at the date of termination, for such time prior to the expiration dates of the option.

Income Tax Consequences. Under present law the federal income tax treatment of stock options under the Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).

If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Committee may amend the Plan at any time, but may not, without prior stockholder approval, increase the maximum number of options that may be granted thereunder; change the eligibility requirements for individuals entitled to receive options under the Plan, or cause ISO's granted or to be granted under the Plan to fail to qualify as ISO's under the Code.

Termination.  The Plan does not contain a provision for termination of the Plan.

Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Annual Meeting is required for approval of the amendment to the Plan to increase the number of options which may be issued under the Plan to 6,680,000.

The Board of Directors recommends a vote "FOR" the amendment to the Plan.

                                   PROPOSAL 3
                              ELECTION OF DIRECTORS

At this year's Annual Meeting of Stockholders, three directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of each director. Proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that they are available to serve.

The Board of Directors recommends a vote "FOR" the election of each of the following nominees for director.

The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

Nominees

Derace L. Schaffer, M.D. , 54 (Chairman of the Board of Directors since 1995). Dr. Schaffer has been Chairman of the Board and a Director of the Company since its inception in February 1995. Dr. Schaffer is President of the IDE Imaging Group, P.C., as well as the Lan Group, a venture capital firm specializing in health care and high technology investments. He serves as a director of the following public companies: Allion Healthcare, Inc. and Radiologix. He is also a director of several private companies, including Analytika, Inc., Card Systems, Inc. and Logisticare, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine. Dr. Schaffer provides services to the Company on a part-time basis.

Roger Louis Chaufournier, 44 (President and Chief Executive Officer since April 1, 2000) Prior to joining Patient Infosystems, Mr. Chaufournier was President of the STAR Advisory Group, a health care consulting firm he founded in 1998. From August 1996 to July 1999, Mr. Chaufournier was the Chief Operating Officer of the Managed Care Assistance Corporation, a company that developed and operated Medicaid health plans. Managed Care Assistance Corporation filed for protection under the federal bankruptcy laws in June 2000. From 1993 to 1996, Mr. Chaufournier was Assistant Dean for Strategic Planning for the Johns Hopkins University School of Medicine. In addition, Mr. Chaufournier spent twelve years in progressive leadership positions with the George Washington University Medical Center from 1981 to 1993. Mr. Chaufournier was also Chairman of the Board and acting President of Metastatin Pharmaceuticals, a privately held company developing therapeutics in the area of prostate cancer. Mr. Chaufournier was a three time Examiner with the Malcolm Baldrige National Quality Award and has served as the national facilitator for the federal Bureau of Primary Health Care chronic disease collaboratives.

John Pappajohn, 73 (Director since 1995). Mr. Pappajohn has been a Director of the Company since its inception in February 1995, and served as its Secretary and Treasurer from inception through May 1995. Since 1969 Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a Director for the following public companies:
Allion Healthcare, Inc., MC Informatics, Inc. and Pace Health Management Systems, Inc.

Directors and Officers of the Registrant

CURRENT DIRECTORS AND OFFICERS

------------------------------------------ ------------------------------------ ------------
                  Name                                   Title                     Age
------------------------------------------ ------------------------------------ ------------
Derace L. Schaffer, M.D                    Chairman                                 54
------------------------------------------ ------------------------------------ ------------
Roger L. Chaufournier                      CEO and Director                         44
------------------------------------------ ------------------------------------ ------------
John Pappajohn                             Director                                 73
------------------------------------------ ------------------------------------ ------------
Christine St. Andre                        Chief Operating Officer                  51
------------------------------------------ ------------------------------------ ------------
Kent Tapper                                acting Chief Financial Officer           45
------------------------------------------ ------------------------------------ ------------


Derace L. Schaffer, M.D. , 54 (Chairman of the Board of Directors since 1995). Dr. Schaffer has been Chairman of the Board and a Director of the Company since its inception in February 1995. Dr. Schaffer is President of the Ide Imaging Group, P.C., as well as the Lan Group, a venture capital firm specializing in health care and high technology investments. He serves as a director of the following public companies: Allion Healthcare, Inc. and Radiologix. He is also a director of several private companies, including Analytika, Inc., Card Systems, Inc. and Logisticare, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine. Dr. Schaffer provides services to the Company on a part-time basis.

Roger Louis Chaufournier, 44 (President and Chief Executive Officer since April 1, 2000) Prior to joining Patient Infosystems, Mr. Chaufournier was President of the STAR Advisory Group, a health care consulting firm he founded in 1998. From August 1996 to July 1999, Mr. Chaufournier was the Chief Operating Officer of the Managed Care Assistance Corporation, a company that developed and operated Medicaid health plans. Managed Care Assistance Corporation filed for protection under the federal bankruptcy laws in June 2000. From 1993 to 1996, Mr. Chaufournier was Assistant Dean for Strategic Planning for the Johns Hopkins University School of Medicine. In addition, Mr. Chaufournier spent twelve years in progressive leadership positions with the George Washington University Medical Center from 1981 to 1993. Mr. Chaufournier was also Chairman of the Board and acting President of Metastatin Pharmaceuticals, a privately held company developing therapeutics in the area of prostate cancer. Mr. Chaufournier was a three time Examiner with the Malcolm Baldrige National Quality Award and has served as the national facilitator for the federal Bureau of Primary Health Care chronic disease collaboratives.

John Pappajohn, 73 (Director since 1995). Mr. Pappajohn has been a Director of the Company since its inception in February 1995, and served as its Secretary and Treasurer from inception through May 1995. Since 1969 Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a Director for the following public companies:
Allion Healthcare, Inc., MC Informatics, Inc. and Pace Health Management Systems, Inc.

Christine St. Andre, 51 (Executive Vice President and Chief Operating Officer since June 5, 2000) Ms. St. Andre has more than 20 years experience managing complex healthcare organizations. From 1994 to 2000, Ms. St. Andre was Chief Executive Officer for the University of Utah Hospitals and Clinics. Prior to that, and from February 1989 to January 1994, Ms. St. Andre served as Chief Executive Officer of George Washington University Medical Center. Ms. St. Andre's career in health care began in the area of information technology at the Thomas Jefferson University.

Kent Tapper, 45 (Vice President, Financial Planning of the Company since April 1999). Mr Tapper has served as Chief Information Officer and Vice President, Systems Engineering and has been with the Company since July 1995. Mr. Tapper became the acting Chief Financial Officer of the Company in April 2000. Prior to joining the Company and since 1992, Mr. Tapper served as Product Manager, Audio Response and Call Center Platforms for Northern Telecom, Inc. From 1983 to 1992, Mr. Tapper held Product Manager, Systems Engineering Manager and various engineering management positions with Northern Telecom.

                      MEETINGS OF THE BOARD AND COMMITTEES

During the 2001 fiscal year there were five meetings of the Board of Directors. Each Director attended at least three of the aggregate total number of the meetings of the Board of Directors held during the year.

The Board of Directors of the Company has appointed two committees: the Audit Committee and the Compensation Committee.

The Audit Committee, which held four meetings during fiscal year 2001, periodically reviews the Company's auditing practices and procedures, makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, reviews all Form 10-K Annual and 10-Q interim reports and recommends independent auditors for the Company to be elected by the stockholders.

The Audit Committee consists of John Pappajohn and, until April1, 2002, Carl F. Kohrt who served on the Board of Directors through such date. Dr. Schaffer now serves on the Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee, which is annexed hereto as Exhibit C.

The Audit Committee meets with the Company's independent auditors quarterly and reviews the scope of the audit performed by the Company's independent auditors. The Audit Committee and the Company's independent auditors review the Company's accounting principles and internal accounting controls. See "Report of the Audit Committee" contained in this proxy statement. The members of the Audit Committee are all non-employee directors.

The Compensation Committee meet one time during 2001, and periodically makes recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives. The Compensation Committee also administers the Company's Employee Stock Option Plan. The Compensation Committee consists of Derace Schaffer and until April 1, 2002, Carl F. Kohrt who served on the Board of Directors through such date.

                            COMPENSATION OF DIRECTORS

All Directors are reimbursed for expenses incurred in connection with attending meetings, including travel expenses to such meetings.

The Company's directors are eligible to participate in the Company's Stock Option Plan. Pursuant to the Stock Option Plan, non-employee directors of the Company receive a one-time grant of a non-qualified stock option to purchase 36,000 shares of the Company's Common Stock at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such non-qualified stock option vests as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary, is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Upon the occurrence of a change of control, as defined in the Stock Option Plan, all outstanding unvested options immediately vest.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its officers, directors and ten percent beneficial owners were met.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiary for each of the fiscal years ended December 31, 2001, 2000 and 1999 for those persons who were at December 31, 2001, (i) the Chief Executive Officer and (ii) the other two most highly compensated executive officers of the Company who received compensation in excess of $100,000 during the fiscal year ended December 31, 2001 (the "named executive officers"):



                           Summary Compensation Table
                                                                                                Long-Term
                                                                                               Compensation
                                                                                                  Awards
                                                       Annual Compensation                     Securities
Name and Principal Position                    Year              Salary                   Underlying Options (#)
---------------------------                    ----              ------                   ------------------
                                             Bonus
                                             -----
Roger L. Chaufournier, President and Chief   2001          $196,502               $0            200,000
Executive Officer (1)                        2000          $151,546               $0            200,000
                                             1999

Christine St. Andre, Vice President, Chief   2001          $171,893               $0            150,000
Operating Officer (2)                        2000           $97,885               $0            150,000
                                             1999

Kent A. Tapper, Vice President, Financial    2001          $116,628               $0            100,000
Planning                                     2000          $119,335               $0                  0
                                             1999          $119,130               $0                  0

(1)  Mr. Chaufournier was hired as Chief Executive Officer on March 23, 2000.

(2)  Ms. St. Andre was hired as Chief Operating Officer on June 5, 2000.

The following table sets forth certain information regarding options granted to the Chief Executive Officer and the named executive officers of the Company during 2001.

                            Option Grants During 2001

                                                Individual Grants
                                                                                           Potential Realizable
                                                                                         Value at Assumed Annual
                              Number of    % of Total Options                              Rates of Stock Price
                             Securities        Granted to                                Appreciation for Option
                             Underlying       Employees in      Exercise                         Term (3)
                               Options       Fiscal Year (2)  Price $/Share Expiration      5% ($)        10% ($)
                                             ---------------        -------           -     ------        -------
           Name             Granted (#)(1)                                     Date
Roger L. Chaufournier          200,000             37.3%          $0.188    1/26/2011       $23,646      $59,925
Christine St. Andre            150,000             28.0%          $0.188    1/26/2011       $17,735      $44,944
Kent A. Tapper                 100,000             18.6%          $0.188    1/26/2011       $11,823      $29,962

(1) Options to purchase 135,000, 100,000 and 65,000 shares of Common Stock granted to Mr. Chaufournier, Ms. St. Andre and Mr. Tapper, respectively, vested immediately. The balance will become exercisable at the rate of 20% per year from the date of grant and have ten-year term as long as the optionee's employment with the Company continues. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors.

(2) Total number of shares of Common Stock underlying options granted during fiscal year 2001 was 536,500.

(3) Future value of current year grants assumes appreciation in the market value of the Common Stock of 5% and 10% per year over the ten-year option period as required by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of actual values. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

No stock options were exercised by the Chief Executive Officer or the named executive officers of the Company during 2001. The following table sets forth certain information regarding unexercised options held by the Chief Executive Officer and the named executive officers of the Company at December 31, 2001. The table does not give effect to grants of options that occurred after December 31, 2001. For additional information with respect to these grants, see "Stock Option Plan".

                     Aggregated Option Exercises during 2001
                     and Option Values on December 31, 2001

                                   Number of Securities Underlying                Value of Unexercised
                                       Unexercised Options at                    In-the-Money Options at
                                        December 31, 2001(#)                     December 31, 2001($)(1)
                                        --------------------                     -----------------------
  Name                            Exercisable      Unexercisable             Exercisable      Unexercisable
  ----                            -----------      -------------             -----------      -------------
  Roger L. Chaufournier               175,000           225,000                      $0                   $0
  Christine St. Andre                 130,000           170,000                      $0                   $0
  Kent A. Tapper                      101,000            35,000                      $0                   $0

(1) Calculated based upon $0.09 market value of the underlying securities as of December 31, 2001.

                                STOCK OPTION PLAN

The Company's Amended and Restated Stock Option Plan (the "Plan") was adopted by the Board of Directors and stockholders in May 2000. As of July 8, 2002, up to 1,680,000 shares of Common Stock are authorized and reserved for issuance under the Plan. Proposal 2 of this proxy statement may change the authorized shares to 6,680,000 shares of Common Stock. Under the Plan, options may be granted in the form of incentive stock options ("ISOs") or non-qualified stock options ("NQOs") from time to time to salaried employees, officers, directors and consultants of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The Plan provides that the Committee must establish an exercise price for ISOs that is not less than the fair market value per share at the date of the grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the Plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. The Plan also provides for a non-employee director to be entitled to receive a one-time grant of a NQO to purchase 36,000 shares at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Each option, whether an ISO or NQO, must expire within ten years of the date of the grant.

As of July 8, 2002, options to acquire 1,189,040 shares of Common Stock had been granted to employees and directors of the Company. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

      Number of Options
       Outstanding at
          6/7/2002        Exercise Price

           7,500              $0.09
          72,000              $0.14
         525,000              $0.19
         150,000              $0.50
          72,000              $0.69
         113,040              $1.38
          30,000              $1.88
         200,000              $2.06
           9,500              $2.44
          10,000              $2.75

Of these options, 345,000 of the options granted on January 26, 2001 vested immediately. The remainder of those options and all other options granted under the plan vest as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary.

              EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL PROVISIONS

There are no employment agreements with any of the Company's executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

Compensation for the Company's executive officers was reduced by 10% effective October 1, 2001.

The Compensation Committee evaluates the performance of each executive officer of the Company in the context of the goals and challenges that the Company faces over the next year. The determinations as to salary and bonus are made in a context of the challenges faced in the Company, the individual performance of the individual and the salaries of executives at comparative companies in the Company's industry. Compensation for the Company's Executive Officers was determined in light of the responsibilities involved in commencing the Company's business operations, developing its initial and ongoing customer relationships and negotiating with the Company's investment bankers.

                                                         Dr. Derace L. Schaffer

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Derace Schaffer and Carl F. Kohrt for the fiscal year ended December 31, 2001. None of these individuals was at any time during fiscal year 2001 or any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1999, the Company established a credit facility for $1,500,000 guaranteed by Derace Schaffer and John Pappajohn, two directors of the Company. In consideration for their guarantees, the Company granted to Dr. Schaffer and Mr. Pappajohn warrants to purchase an aggregate of 375,000 shares of common stock for $1.5625 per share. In March 2000, the facility was increased by $1,000,000 under substantially the same terms, also guaranteed by the same Board members. Additional warrants to purchase an aggregate of 250,000 shares of Common Stock for $2.325 per share, were granted to Dr. Derace Schaffer and Mr. John Pappajohn for their guarantee of this additional line of credit.

On March 28, 2001, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank Iowa, N.A., which extended the term of the Company's credit facility to March 31, 2002 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn, two directors of the Company, guaranteed this extension. In consideration for their guarantees, the Company re-priced 625,000 warrants previously granted in connection with prior guarantees to $0.05 per share, effective April 1, 2001. The fair value of these re-priced warrants is $35,735. The estimated fair value of the re-priced warrants was determined using the Black Scholes method.

On March 31, 2000, the Company completed a private placement of 100,000 shares of newly issued Series C 9% Cumulative Convertible Preferred Stock ("Series C"), raising $1,000,000 in total proceeds. Messers Pappajohn and Schaffer purchased 50,000 and 25,000 shares of Series C Stock respectively. The proceeds from this issuance have been used to support the Company's operations.

On June 6, 2001, the Company issued a total of 2,319,156 shares of unregistered Common Stock to Mr. Pappajohn and Dr. Schaffer as compensation for their continued financial support of the Company. Based upon recent trading of the Company's Common Stock at the time of issuance, the Company assigned a fair market value of $0.15 per share or a total of $347,873 to these unregistered shares and realized this amount as an operating expense in June of 2001.

On March 28, 2002, Wells Fargo Bank, N.A. extended the term of the credit facility to March 31, 2003 under substantially the same terms. Dr. Schaffer and Mr. Pappajohn also guaranteed this extension. As of the date of this filing, there has been no compensation for the continued guarantee. It is likely that there will be some form of compensation during 2002 in connection with the extended guarantee.

The Company has expended significant amounts to expand its operational capabilities including increasing its administrative and technical costs. While the Company has curtailed its spending levels, to the extent that revenues do not increase substantially, the Company's losses will continue and its available capital will diminish further. The Company's operations are currently being funded by loans being made on a bi-weekly basis by Mr. Pappajohn, a director of the Company. On March 25, 2002, Messrs. Pappajohn and Shaffer made a commitment to the Company to obtain the operating funds that the Company believes would be sufficient to fund its operations through December 31, 2002 based upon an operational forecast for the Company. As with any forward-looking projection, no assurances can be given concerning the outcome of the Company's actual financial status given the substantial uncertainties that exist. There can be no assurances given that Messers. Pappajohn or Schaffer can raise either the required working capital through the sale of the Company's securities or that the Company can borrow the additional amounts needed. In such instance, if the Company is unable to identify any additional sources of capital, it will likely be forced to cease operations. As a result of the above, the Independent Auditors' Report on the Company's consolidated financial statements appearing at
Item 8 includes an emphasis paragraph indicating that the Company's recurring losses from operations raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   PROPOSAL 4
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

The independent public accounting firm utilized by the Company during the fiscal years ended December 31, 1995 through 2001 was Deloitte & Touche LLP, independent certified public accountants. Although the appointment of auditors is not required to be submitted to a vote of stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment. It is expected that a representative of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of auditors.

The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.


                     Relationship with Independent Auditors

Audit services performed by Deloitte & Touche LLP for fiscal year 2001 consisted of the examination of the Company's financial statements and services related to filings with the Securities and Exchange Commission (SEC).

                                   Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001, and the review of the Company's quarterly financial statements for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were approximately $74,160.

          Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with information systems design and implementation during the most recent fiscal year were $0.

                                 All Other Fees

The aggregate fees for all other services rendered by Deloitte & Touche LLP during the Company's most recent fiscal year were approximately $7,500.

The Audit Committee considers at least annually whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed with Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, and with management, our critical accounting policies, and the clarity of disclosures in the financial statements. Our reviews included discussions with Deloitte & Touche LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, we discussed with Deloitte & Touche LLP matters relating to its independence, including a review of both audit and non-audit fees and disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. Furthermore, we discussed the Company's critical accounting policies with management and Deloitte & Touche LLP.

We discussed with Deloitte & Touche LLP the overall scope and plans of their audits. We met with Deloitte & Touche LLP, as the Company's independent auditors, with and without management present, to discuss results of their audits, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. We held 4 meetings during fiscal 2001.

Relying on both the reviews and discussions referred to above and our review of the Company's audited financial statements for fiscal 2001, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission (SEC).

                                                           John Pappajohn
                                                           Dr. Derace L.Schaffer
                                                              AUDIT COMMITTEE

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at the Company's 2003 Annual Meeting of Stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than January 17, 2003 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Assistant Secretary of the Company.

                             ADDITIONAL INFORMATION

The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone or personal call by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request that brokerage houses and other nominees or fiduciaries forward copies of the Company's Proxy Statement and Annual Report to Stockholders to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 21, 2002. ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST
TO:

                                                       PATIENT INFOSYSTEMS, INC.
                                46 Prince Street
                            Rochester, New York 14607
                        Attention: Yvonne Milligan-Prince

                                  OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                           By Order of the Board of Directors,


                                           Roger L. Chaufournier
                                           President and Chief Executive Officer

                                    EXHIBIT A


                            PATIENT INFOSYSTEMS, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN


         1. Purpose. The PATIENT INFOSYSTEMS, INC. AMENDED AND RESTATED STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to both key employees and Directors of Patient Infosystems, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. Such purpose will be effected through the granting of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and options which do not qualify as incentive stock options ("Non-Qualified Options").

         2.       Administration.
                  --------------

                  (a) The Plan shall be administered by a committee chosen by the Board of Directors of the Company (the "Committee") and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. In the absence of the Committee, the Plan will be administered by the Board of Directors of the Company. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Option Contract is signed on behalf of the Company by a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive options, the number of Shares to be subject to each option, the term of each option, the date(s) on which each option shall become exercisable, whether an option is subject to vesting pursuant to Section 5(c) hereof, whether an option shall be exercisable in whole, in part, or in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, the option price of each option, and the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan.

                  (b) The Committee may grant Incentive Stock Options and Non-Qualified Stock Options pursuant to a single option agreement so long as each option is clearly identified as to its status. Notwithstanding anything else contained in the Plan, if the Committee issues a single option agreement which contains both Incentive Stock Options and Non-Qualified Stock Options, the exercise of one cannot affect the exercise of the other.

         3. Eligibility. The persons who shall be eligible to receive options under the Plan shall be Directors and those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and (f) of the Code, who are exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. ss. 213(a)(1); provided, however, Directors, who are not employees of the Company or any of its parents or subsidiaries, shall not be eligible to receive Incentive Stock Options. Additionally, no Incentive Stock Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the Incentive Stock Option both of the following conditions are met:

                  (a) The option price is at least 110% of the fair market value of the shares of stock subject to the Incentive Stock Option, as defined in
Section 4(a) hereof, and

                  (b) the option is, by its terms, not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

         4.       Shares Subject to Options.
                  -------------------------


                  (a) Subject to the provisions of Section 5(g) hereof, options may be granted under the Plan to purchase in the aggregate not more than 6,680,000 shares of the $.01 par value Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.


                  (b) To the extent the aggregate fair market value, determined as of the time the option is granted, of Shares for which stock options are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, exceeds $100,000, such options shall be treated as Non-Qualified Options. However, the value of the Shares for which Incentive Stock Options may be granted to such individual from the Company in a given year may exceed $100,000.

         5.       Terms and  Conditions  of  Options.
                  ----------------------------------

     Options shall be granted by the Committee pursuant to the Plan and shall be subject to the following terms and conditions:

                  (a) Price. Each option shall state the number of Shares subject to the option and the option price, which, in the case of an Incentive Stock Option, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. In addition, the option price shall be at least 110% of fair market value in the case of a grant of an Incentive Stock Option to a person who would at the time of the grant, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

                    (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option;

                    (ii) the most  recent  sale  price for the  Shares as of the date of the grant of the option; or

                    (iii)such  price  as  shall be  determined  by the  Board of
                         Directors of the Company in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.

                  (b) Term. The term of each option shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan. In the event of merger, consolidation, dissolution or liquidation which results in a change of control as defined in Section 368(c) of the Code (using the attribution rules of Section 318), all unexercised options will become immediately exercisable for a period of one year, the effectiveness of such expiration shall be conditioned upon the consummation of any such transaction.

                  (c)      Vesting.
                           -------

     The Committee shall determine the vesting schedule, if any, for each issuance of options hereunder on a case-by-case basis, in its sole discretion.

                  (d) Non-Assignment During Life. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

                  (e) Death of Optionee. In the event that an optionee shall die prior to the complete exercise of options granted to him under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution; (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and
(iii) prior to the expiration of the term of the option.

                  (f) Termination of Employment. An Incentive Stock Option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, the three month period after cessation of employment during which an Incentive Stock Option shall be exercisable shall be one year. Notwithstanding the foregoing, no option shall be exercisable after the expiration of its term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (g) Anti-Dilution Provisions. Subject to the provisions of
Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

                  (h) Power to Establish Other Provisions. Subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable.

         6.       Exercise of Option.
                  ------------------

     Options shall be exercised as follows:

                  (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. If a registration statement covering the issuance of the Shares has not been filed under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and at the time of exercise is not effective and current in accordance with the requirements of the Act, then each such notice shall also contain appropriate representations on behalf of the optionee regarding, among other things, compliance with the Act, available exemptions from registration, investment intent and restrictions upon resale of the Shares, as are deemed appropriate by the Company.

     Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of an option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificates. It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.

                  (b) Issuance of Certificates. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 6(a) hereof.

                  (c) Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

                  (d) Disposition of Shares. Subject to the provisions of
Section 6(a) hereof, any disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an Incentive Stock Option within two years from the date of grant of the option or within one year after the transfer of the Shares to the optionee shall be a disqualifying disposition as defined in Section 421(b) of the Code; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his creditors in such proceeding, shall constitute a disposition.

                  (e)      Order of Option  Exercise.
                           -------------------------

     An optionee may exercise the options granted by the Company under the Plan in any order the optionee chooses regardless of the chronological order in which the options were granted by the Company.

         7. Special Provisions Regarding Option Grants to Non-Employee Directors. Pursuant to the terms of this Plan, each non-employee Director of this Corporation shall be entitled to receive a one-time grant of a Non-Qualified Option, effective upon the date of his/her initial election to the Board of Directors of the Corporation, to purchase 36,000 Shares. The exercise price for such option shall equal the fair market value of the Corporation's Common Stock on the grant date. Each such option shall vest as to exercisability with respect to the first 20% of the shares subject thereto on the first anniversary date of the grant date of such option, and as to an additional 20% of the shares subject thereto on each of the second, third, fourth and fifth anniversary dates of the grant date. Any such options granted to non-employee Directors of the Corporation shall be exercisable only during the holder's term as a Director of the Corporation, and shall automatically expire upon the date that a Director is no longer serving as a Director, except that an option may be exercisable after the death, disability, as defined in Section 22(e)(3) of the Code ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a Director of the Company at any time until the earlier to occur of (i) the one year anniversary of the date of death, Disability, or Retirement and (ii) the expiration of the term of such option. No shares of Common Stock issuable upon the exercise of an option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company's shareholders and
(y) the grant of the option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is intended that this part of the Plan as it applies to option grants to non-employee Directors will constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act, and the provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly. At any time the Committee may suspend or terminate this part of the Plan and make such additions or amendments thereto as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that the terms of this paragraph shall not be amended more than once every six months (other than to comply with the federal securities laws, the Code, or ERISA).

         8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

         9. Amendment and Termination of Plan. The Committee, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 5(g) hereof, increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive options under the Plan; or (iii) cause Incentive Stock Options granted or to be granted under the Plan to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

         10. Shares Reserved. The Board of Directors of the Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all original issue taxes on the exercise of options, and all other fees and expenses necessarily incurred by the Company in connection therewith.

         11.      Application  of Proceeds.
                  ------------------------

     The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

Date approved by

Board of Directors - June 11, 2002

Shareholders - _____________________

                                    EXHIBIT B

                            PATIENT INFOSYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                    EXHIBIT C

                            PATIENT INFOSYSTEMS, INC.

                             STOCKHOLDERS RESOLUTION
                                  AMENDING THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                                       PATIENT INFOSYSTEMS, INC.


         WHEREAS, the Board of Directors of Patient Infosystems, Inc. (the "Company") by unanimous resolution adopted and approved by the Board on June 11, 2002 has recommended that it is in the best interests of the Company to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") for the purposes of increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock") from 20,000,000 shares to 200,000,000 shares; and

         WHEREAS, the Board has recommended that the proposed amendment to the Certificate of Incorporation be presented to the stockholders of the Company for their consideration and approval at the 2002 Annual Meeting of the Stockholders.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to provisions of Section 242 of the Delaware General Corporation Law, the stockholders of the Company do hereby approve the amendment to the Certificate of Incorporation and the filing and recording of a Certificate of Amendment and all other instruments and documents which the proper officers of the Company deem necessary, appropriate or convenient to effectuate the amendment of the Company's Certificate of
Incorporation:

         BE IT FURTHER RESOLVED, that Paragraph 4(a) of the Certificate of Incorporation of the Company be, and hereby is, amended in its entirety to henceforth provide as follows:

         4. (a) The total number of shares which the corporation shall have authority to issue is 205,000,000 shares of capital stock which shall be divided as follows: (i) 200,000,000 shares of Common Stock, par value $0.01 per share and (ii) 5,000,000 shares of Preferred Stock , par value $0.01 per share.